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                                                                     EXHIBIT 4.2

                                [LOGO] Chartered
                                       semiconductor manufacturing

(Incorporated in the Republic of Singapore under the Companies Act, Chapter 50) Registered Office: 60 Woodlands, Industrial Park D Street 2, Singapore 738406.


                                                            No. of Shares

                                                            Certificate No.

                                                            Account No.

This is to certify that


is/are the Registered Shareholder(s) of

Ordinary Shares of S$0.26 each, fully paid, in CHARTERED SEMICONDUCTOR MANUFACTURING LTD subject to the provisions of the Memorandum and Articles of Association of the Company.


Given under the Share Seal of the Company on




NOTE: No transfer of any portion of shares comprised in this certificate will be registered unless this Certificate is delivered to the Registrar, M & C
Services Private Limited, 16 Raffles Quay, #23-01, Hong Leong Building, Singapore 048581.